Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Elster Group SE (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the fiscal year ended December 31, 2010 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 10, 2011	/s/ Simon Beresford-Wylie
Name: Simon Beresford-Wylie
Title: Chief Executive Officer

/s/ Christoph Schmidt-Wolf
Dated: March 10, 2011	Name: Christoph Schmidt-Wolf
Title: Chief Financial Officer